UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

(May 31, 2019)

Date of Report (Date of earliest event reported)

SANMINA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-21272	77-0228183
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 North First Street

San Jose, California 95134

(Address of principal executive offices, including zip code)

(408) 964-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SANM	NASDAQ Global Select Market

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Sanmina Corporation (the “Company”) is party to the Fourth Amended and Restated Credit Agreement, entered into as of November 30, 2018, among the Company, the lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent (the “Administrative Agent”), Swing Line Lender and an Issuing Lender (as amended, the “Credit Agreement”).  On May 31, 2019, the Company borrowed the $375.0 million secured delayed draw term loan available under the Credit Agreement and applied the proceeds to effect the satisfaction and discharge of the Indenture that was dated as of June 4, 2014 (as supplemented, the “Indenture”), by and between the Company and U.S. Bank National Association, as trustee, pursuant to which the Company had previously issued its $375 million principal amount 4.375% Senior Secured Notes that were due on June 1, 2019 (the “Senior Notes”). The $375.0 million secured delayed draw term loan has a maturity date of November 30, 2023.

Following the satisfaction and discharge of the Indenture using the proceeds of the delayed draw term loan and the release of all liens securing the Senior Notes, the Company’s debt structure changed as follows, effective June 3, 2019: (i) the revolving commitments under the Credit Agreement increased by $200.0 million, for a total of $700.0 million in revolving commitments, (ii) the accordion feature of the Credit Agreement was reset so that the Company can obtain, subject to the satisfaction of specified conditions, additional revolving commitments in an aggregate amount of up to $200.0 million, and (iii) the Company and its subsidiary guarantors’ obligations under the Credit Agreement became secured by substantially all of the assets (excluding real property) of the Company and the subsidiary guarantors, subject to certain exceptions and (iv) the $375 million secured delayed draw term loan has a maturity date of November 30, 2023.

The press release announcing the retirement of the Senior Notes is attached hereto as Exhibit 99.1

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Also, on May 31, 2019, William J. DeLaney, a member of the Board of Directors of  the Company notified the Company of his resignation from the Board and the committees on which he serves, effective immediately.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits.

Exhibit No	Description

Exhibit 99.1	Press Release issued by Sanmina Corporation on June 4, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANMINA CORPORATION

Date: June 4, 2019	By:	/s/ David R. Anderson
Name: David R. Anderson
Title: Executive Vice President and Chief Financial Officer